UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):October 9, 2012

REALBIZ MEDIA GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-53359	11-3820796
(Commission File Number)	(I.R.S. Employer Identification No.)

2690 Weston Road Weston, FL	33331
(Address Of Principal Executive Offices)	(Zip Code)

(954) 888-9779

Registrant’s Telephone Number, Including Area Code

Webdigs, Inc.

3433 West Broadway St., NE, Suite 501

Minneapolis, Minnesota 55413

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to Current Report on Form 8-K/A is being filed by Realbiz Media Group, Inc. (the “Company”) solely for purposes of supplementing the Company’s Current Report on Form 8-K filed on October 15, 2012 with the Securities and Exchange Commission with financial information required by Item 9.01.

Item 9.01	Financial Statements And Exhibits.

(a)	Financial Statements of Business Acquired

Because the exchange transaction pursuant to which the registrant acquired the business of RealBiz Holdings, Inc. is being accounted for as a reverse acquisition, it is the belief of the registrant that the audited financial statements referenced below and filed herewith represent the best available financial information respecting the acquired business. Furthermore, because of the application of reverse acquisition accounting and the minimal impact that the assets, liabilities and operations of the registrant have upon the financial statements of the acquired business, the registrant has not filed pro forma financial statements with the amended current report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALBIZ MEDIA GROUP, INC.

By:	/s/ William Kerby
William Kerby President and Chief Executive Officer

Date: March 7, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors

RealBiz Media Group, Inc.

We have audited the accompanying consolidated balance sheets of RealBiz Media Group, Inc. as of October 31, 2012 and 2011 and the related consolidated statements of operations and comprehensive loss and changes in stockholders’ equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RealBiz Media Group, Inc. as of October 31, 2012 and 2011 and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred losses of $963,220 and $953,460 for the years ended October 31, 2012 and 2011, respectively and the Company had an accumulated deficit of $6,091,775 and a working capital deficit of $2,311,736 at October 31, 2012. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ D’Arelli Pruzansky, P.A.
Certified Public Accountants

Boca Raton, Florida

February 14, 2013

F-1

RealBiz Media Group, Inc.
Consolidated Balance Sheets

	October 31, 2012	October 31, 2011
ASSETS
Current Assets:
Cash and cash equivalents	$36,408	$111,237
Accounts receivable, net	31,669	28,582
Total current assets	68,077	139,819

Intangible assets	4,796,978	-

Total Assets	$4,865,055	$139,819

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	$836,961	$107,735
Deferred revenue	41,859	51,112
Advances from affiliate	835,729	201,660
Loans payable	50,000	369,040
Shareholder loans	615,264	-
Total current liabilities	2,379,813	729,547

Total liabilities	2,379,813	729,547

Shareholders' Equity (Deficit):
Common stock $.001 par value, 625,000 authorized, 383,651 and 642 issued and outstanding at October 31, 2012 and 2011 respectively.	383	1
Preferred series A shares $.001 par value 100,000,000 authorized, 100,000,000 and 0 issued and outstanding at October 31, 2012 and 2011 respectively.	100,000	-
Additional paid in capital	8,482,483	4,543,933
Other comprehensive income (loss)	(5,849)	(5,107)
Accumulated deficit	(6,091,775)	(5,128,555)
Total Shareholders' Equity (deficit)	2,485,242	(589,728)

Total Liabilities and Shareholders' Equity (Deficit)	$4,865,055	$139,819

See accompanying notes to consolidated financial statements.

F-2

RealBiz Media Group, Inc.
Consolidated Statements of Operations

	For the years ended October 31,
	2012	2011

Revenues
Real estate revenues	$1,125,077	$1,335,577
Other revenue	47,421	221,393
Total Revenue	1,172,498	1,556,970

Cost of revenues	105,116	137,557

Gross profit	1,067,382	1,419,413

Operating expenses
Salaries and benefits expenses	890,174	729,123
Selling and promotion expenses	307,266	465,208
General and administrative expenses	871,383	1,210,574
Total Costs and Expenses	2,068,823	2,404,905

Operating Loss	(1,001,441)	(985,492)

Other income (expense)
Foreign exchange gain / (loss)	38,221	(19,177)
Gain on sale of marketable securities	-	110,552
Other income (expense)	-	(59,343)
Total Other Income (Expense), net	38,221	32,032

Net Loss	$(963,220)	$(953,460)

Other comprehensive income (loss)
Unrealized gains (losses) on currency translation adjustments	(742)	13,403
Other comprehensive income (loss)	(742)	13,403
Comprehensive loss	$(963,962)	$(940,057)

Weighted average numbers of shares outstanding	383,651	642

Basic and diluted net loss per share	$(2.51)	$(1,485.14)

See accompanying notes to consolidated financial statements.

F-3

RealBiz Media Group, Inc.
Consolidated Statements of Cash Flows

	For the years ended October 31,
	2012	2011

Cash flows from operating activities:
Net loss	$(963,220)	$(953,460)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale marketable securities	-	(110,552)
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(3,087)	52,895
Decrease in marketable securities	-	274,680
(Increase) decrease in prepaid and other assets	-	2,079
Increase in accounts payable & accrued libilities	378,319	31,460
Increase in advances from affiliates	551,672	201,660
Decrease in deferred revenue	(9,253)	(95,638)
Net cash used in operating activities	(45,569)	(596,876)

Cash flows from financing activities
Proceeds from notes payable	-	513,490
Payments of notes payable	(29,260)	(79,589)
Net cash used in financing activities	(29,260)	433,901

Net decrease in cash and cash equivalents	(74,829)	(162,975)

Cash and equivalents, at beginning of period	111,237	274,212

Cash and equivalents, at end of period	$36,408	$111,237

Supplemental disclosure of non-cash investing and financing activities:
Push down fair value adjustment to net asset and additional paid-in-capital	$5,016,506	$-
Increase in liabilities - in connection with recapitalization of company	$(1,077,957)	$-

See accompanying notes to consolidated financial statements.

F-4

RealBiz Media Group, Inc.
Consolidated Statement of Changes in Stockholders' Equity (Deficit)

Years Ending October 31, 2012 and 2011

							Other	Total
					Additional		Comprehensive	Stockholders'
	Preferred Series A		Common Stock		Paid-in	Accumulated	Income	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Loss)	(Deficit)

Balances at October 31, 2010	-	$-	642	$1	$4,543,933	$(4,175,095)	$(18,510)	$350,329

Net Loss	-	-	-	-	-	(953,460)	13,403	(940,057)

Balances at October 31, 2011		$-	642	$1	$4,543,933	$(5,128,555)	$(5,107)	$(589,728)

Push down fair value adjustment	-	-	-	-	5,016,507	-	-	5,016,507

Recapitalization of Company	100,000,000	100,000	383,009	382	(1,077,957)	-	-	(977,575)

Net Loss	-	-	-	-	-	(963,220)	(742)	(963,962)

Balances at October 31, 2012	100,000,000	$100,000	383,651	$383	$8,482,483	$(6,091,775)	$(5,849)	$2,485,242

See accompanying notes to consolidated financial statements.

F-5

REALBIZ MEDIA GROUP, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended October 31, 2012 and 2011

NOTE 1: ORGANIZATION AND NATURE OF BUSINESS

Organization

On October 9, 2012 RealBiz Holdings, Inc. (RealBiz) n.k.a. Realbiz Media Group, Inc., formerly a private entity, was party to two transactions. In the first transaction it was acquired by an unrelated public company, Next 1 Interactive, Inc. (the Parent). This transaction was accounted for by the Parent as a business combination using the acquisition method of accounting. Accordingly, the fair value adjustments were "pushed down" to RealBiz's books in accordance with the SEC Staff Accounting Bulletin Topic 5J "New Basis of Accounting Required in Certain Circumstances. In the second transaction the Parent, in order to make its new subsidiary, RealBiz, a public company, had RealBiz enter into a reverse acquisition transaction with another public company, Webdigs, Inc. (Webdigs) whereby Webdigs acquired 100% of RealBiz in exchange for Webdigs issuing a voting preferred stock to the Parent giving the Parent control over Webdigs. This transaction was accounted for as a recapitalization of RealBiz. Webdigs then changed its name to Realbiz Media Group, Inc.

The chronological historical events leading to the above transactions are as follows:

On August 8, 2012, Next 1 Interactive, Inc., a Nevada corporation (“Next 1”) together with its subsidiary Next One Realty (the trade name for Next 1’s wholly owned subsidiary Attaché Travel International, Inc.) entered into a Purchase Agreement (“Acknew Purchase Agreement”) with Acknew Investments Inc. (“Acknew”) and RealBiz Holdings Inc. Under the Acknew Purchase Agreement, Next 1 has agreed to acquire from Acknew common shares of RealBiz Holdings, Inc. representing approximately an 85% ownership interest in RealBiz Holdings, Inc. RealBiz Holdings Inc. is the parent corporation of RealBiz 360, Inc. and RealBiz 360 Enterprise (Canada), Inc. (together referred to as “RealBiz”).

Pursuant to the Acknew Purchase Agreement, Next 1 and Webdigs, Inc. (“Webdigs” or the “Company”) would consummate a share exchange transaction contemplated by a Share Exchange Agreement dated April 5, 2012 (“Share Exchange Agreement”) by and between Next 1 and Webdigs. In that contemplated share exchange transaction, Next 1 would receive a controlling interest in Webdigs through its receipt of approximately 93 million shares of newly designated preferred stock representing approximately 92% of the total outstanding capital stock of Webdigs immediately after the transaction. In exchange, Next 1 would transfer its entire share ownership in Next One Realty to Webdigs.

On October 9, 2012, Webdigs and Next 1 completed the transactions contemplated by the Share Exchange Agreement. Under the Share Exchange Agreement, Webdigs received all of the outstanding equity in Attaché Travel International, Inc. (“Attaché”). In exchange for our Webdigs’s receipt of the Attaché shares from Next 1, Webdigs issued to Next 1 a total of 93 million shares of our newly designated Series A Convertible Preferred Stock (our “Series A Stock”). The exchange of Attaché shares in exchange for our Series A Stock is referred to as the “Exchange Transaction.”

As a condition to the closing of the Exchange Transaction, our Company changed its name from “Webdigs, Inc.” to “RealBiz Media Group, Inc.” on October 9, 2012, by engaging in a short-form parent-subsidiary merger in the State of Delaware.

Nature of Business

RealBiz is a real estate media services company that provides marketing and promotional services to listing agents and brokers through its proprietary video processing technology or virtual home tours. RealBiz has positioned itself in the following three areas:

1.	Real Estate Video on Demand Channel - We earn commissions and fees on home sales, pre-roll/post-roll advertising, banner ads and cross-market advertising promotions. We charge a listing and marketing fee and earn revenue from web-based and mobile advertising.

2.	Website and Mobile Applications - We are developing a real estate web portal to work in conjunction with our national Video on Demand (VOD) Television Platform. This site will be unique to the world of real estate search sites on multiple levels, first the user experience will be completely visual and video centric, secondly, the site will focus on local neighborhood participation for social interaction between home seekers and current residents who can provide an unbiased view of the selected neighborhood and lastly the content on the site will focus on the entire home ownership lifecycle from purchase through maintenance to home sale therefore giving the site a much deeper and more loyal audience over time.

3.	Traditional Real Estate Sales - Our previous company, Webdigs, had licensed real estate brokerage division currently has participating brokers in 19 states. We believe there are potential opportunities to take advantage of an improving real estate market.

F-6

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements for the years ended October 31, 2012 and 2011 include the operations of Webdigs, Inc. and its wholly-owned subsidiary, Webdigs, LLC, which includes the dormant wholly owned subsidiaries of Home Equity Advisors, LLC, and Credit Garage, LLC from the recapitalization date of October 9, 2012 and the historical operations of RealBiz Media Group, Inc, which includes its subsidiaries RealBiz 360 Enterprise (Canada), Inc. and RealBiz 360, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation.

On May 17, 2012, the Company affected a 1 for 200 reverse stock split. All share and per share information in the consolidated financial statements presented has been retrospectively adjusted for the split.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. If actual results significantly differ from the Company’s estimates, the Company’s financial condition and results of operations could be materially impacted.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents.

Accounts Receivable

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. The Company recognizes accounts receivable for amounts uncollected from the credit card service provider at the end of the accounting period. The Company regularly reviews outstanding receivables and provides for estimated losses through an allowance for doubtful accounts. In evaluating the level of established loss reserves, the Company makes judgments regarding its customers’ ability to make required payments, economic events and other factors. As the financial condition of these parties change, circumstances develop or additional information becomes available, adjustments to the allowance for doubtful accounts may be required. The Company maintains reserves for potential credit losses, and such losses traditionally have been within its expectations.

Intangible Assets

In accordance with ASC 350-30-65 “Goodwill and Other Intangible Assets, the Company assesses the impairment of identifiable intangible whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers to be important which could trigger an impairment review include the following:

1.	Significant underperformance to expected historical or projected future operating results;

2.	Significant changes in the manner or use of the acquired assets or the strategy for the overall business; and

3.	Significant negative industry or economic trends.

When the Company determines that the carrying value of an intangible many not be recoverable based upon the existence of one or more of the above indicators of impairment and the carrying value of the asset cannot be recovered from projected undiscounted cash flow, the Company records an impairment charge equal to the amount book value exceeds fair value. The Company measures fair value based on a projected discounted cash flow method using a discount rate determined by management to be commensurate with the risk inherent to the current business model. Significant management judgment is required in determining whether an indicator of impairment exists and in projecting cash flows. The Company did not consider it necessary to record an impairment charge on its intangible assets during the years ended October 31, 2012 and 2011.

F-7

Intangible assets that have finite useful lives are amortized over their useful lives.

Convertible Debt Instruments

The Company records debt net of debt discount for beneficial conversion features and warrants, on a relative fair value basis. Beneficial conversion features are recorded pursuant to the Beneficial Conversion and Debt Topics of the FASB Accounting Standards Codification. The amounts allocated to warrants and beneficial conversion rights are recorded as debt discount and as additional paid-in-capital. Debt discount is amortized to interest expense over the life of the debt.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, notes payable, commissions and fees payable, and interest payable. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Revenue Recognition

The Company provides its marketing and promotional services to agents or brokers via a web-based portal that allows for credit card payments. Customers may pay a monthly recurring fee or an annual fee. Some customers additionally pay a one-time set up fee. Monthly recurring fees are recognized in the month the service is rendered. Collection of one-time set up fees and annual services fees give rise to recognized monthly revenue in the then-current month as well as deferred revenue liabilities representing the collected fee for services yet to be delivered.

Cost of Revenues

Cost of revenues includes costs attributable to services sold and delivered. These costs include such items as credit card fees, sales commission to business partners, expenses related to our participation in industry conferences, and public relations expenses.

Share-Based Compensation

The Company computes share based payments in accordance with Accounting Standards Codification 718-10 “Compensation” (ASC 718-10). ASC 718-10 establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods and services at fair value, focusing primarily on accounting for transactions in which an entity obtains employees services in share-based payment transactions. It also addresses transactions in which an entity incurs liabilities in exchange for goods and services that are based on the fair value of an entity’s equity instruments or that may be settled by the issuance of those equity instruments.

In March 2005, the SEC issued SAB No. 107, Share-Based Payment (“SAB 107”) which provides guidance regarding the interaction of ASC 718-10 and certain SEC rules and regulations. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

Other Comprehensive Income (Loss)

Comprehensive income (loss) includes net income (loss) and items defined as other comprehensive income (loss). Items defined as other comprehensive income (loss) include items such as foreign currency translation adjustments and unrealized gains and losses on certain marketable securities. For the years ended October 31, 2012 and 2011, the accumulated comprehensive loss was ($5,849) and ($5,107), respectively.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of ASC 740.

F-8

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Income (Loss) Per Share

Basic net income (loss) per common share is computed by dividing the net income (loss) attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period.

Diluted net income (loss) per common share is computed in the same manner, but also considers the effect of common stock shares underlying the following:

	October 31, 2012	October 31, 2011
Common stock options	4,000	4,000
Common stock warrants	-	200,000

All of the common shares underlying the stock options and warrants above were excluded from diluted weighted average shares outstanding for the years ended October 31, 2012 and October 31, 2011 respectively because their effects were considered anti-dilutive.

Concentrations, Risks and Uncertainties

The Company’s operations are related to the real estate industry and its prospects for success are tied indirectly to interest rates and the general housing and business climates in the United States.

F-9

Recently Issued Accounting Pronouncements

Effective January 1, 2012, the Company adopted ASU 2011-05, Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 requires entities to report components of comprehensive income in either (1) a continuous statement of comprehensive income or (2) two separate but consecutive statements. Under the two-statement approach, the first statement would include components of net income, and the second statement would include components of other comprehensive income. This ASU does not change the items that must be reported in other comprehensive income. . The adoption of ASU 2011-05 did not have a material impact on the Company’s interim unaudited consolidated financial statements.

Effective January 1, 2012, the Company adopted ASU 2011-08, Intangibles – Goodwill and Other (“ASU 2011-08”). ASU 2011-08 permits an entity to make a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it need not perform the two-step impairment test. The adoption of ASU 2011-08 did not have a material impact on the Company’s interim unaudited consolidated financial statements.

In July 2012, the Financial Accounting Standards Board (FASB) amended ASC 350, “Intangibles — Goodwill and Other”. This amendment is intended to simplify how an entity tests indefinite-lived assets other than goodwill for impairment by providing entities with an option to perform a qualitative assessment to determine whether further impairment testing is necessary. The amended provisions will be effective for the Company beginning in the first quarter of 2014, and early adoption is permitted. This amendment impacts impairment testing steps only, and therefore adoption will not have an impact on the Company’s consolidated financial position, results of operations or cash flows.

In August 2012, the FASB issued Accounting Standards Update (“ASU”) 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 is not expected to have a material impact on financial position or results of operations of the Company.

In October 2012, the FASB issued ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04 ("ASU 2012-04"). The amendments in this update cover a wide range of topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 is not expected to have a material impact on financial position or results of operations of the Company.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

NOTE 3: GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred losses of $963,220 and $953,460 for the years ended October 31, 2012 and 2011 respectively. At October 31, 2012, the Company had a working capital deficit of $2,311,736, and an accumulated deficit of $6,091,775. It is management’s opinion that these facts raise substantial doubt about the Company’s ability to continue as a going concern without additional debt or equity financing. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts nor to the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to meet its working capital needs through the next twelve months, the Company may consider plans to raise additional funds through the issuance of additional shares of common stock and or through the issuance of debt instruments. Although we intend to obtain additional financing to meet our cash needs, we may be unable to secure any additional financing on terms that are favorable or acceptable to us, if at all.

F-10

NOTE 4: INTANGIBLE ASSETS

At October 31, 2012 and 2011, the Company’s intangible assets are as follows:

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
2011	$-	$-	$-
2012	$4,796,978	$-	$4,796,178	*

Amortization expense amounted to $nil and $nil for the years ended October 31, 2012 and 2011, respectively.

On October 9, 2012, the Company entered a Share Exchange Agreement (Note 1). The Company accounted for the acquisition utilizing the purchase method of accounting in accordance with ASC 805 "Business Combinations". The Company is the aquiree for accounting purposes. Accordingly, the Company applied push-down accounting and has recorded the intangible asset as described herein.

* The Company is in review of the facts and circumstances surrounding events to determine if the carrying amount of held-and-used identifiable amortizable intangibles acquired during the October 2012 acquisition may be reallocated under the provisions of ASC 350 and ASC 805. The Company has until October 2013 (12 months) to determine the final allocations and it is studying a reallocation with more emphasis on “customer relationships and customer lists”. No amortization has been calculated based on the original allocations.

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

At October 31, 2012 and 2011, the Company’s accounts payable and accrued liabilities are as follows:

	October 31, 2012	October 31, 2011
Trade payables and accruals	$392,795	$105,836
Professional Fees	30,000	-
Payroll and commissions (1)	413,416	1,899
Other liabilities	750	-
Total accounts payable and accrued liabilities	$836,961	$107,735

(1)	Includes deferred payroll expenses payable to a related party. (See Note 10)

NOTE 6: ADVANCES FROM NEXT 1 INTERACTIVE, INC.

During the normal course of business, Next 1 made operating advances for operating expenses to RealBiz 360 Enterprise (Canada), Inc. and Webdigs, Inc., prior to the consummation of the Exchange Agreement. As of October 31, 2012, advances to RealBiz 360 Enterprise (Canada), Inc. totaled $753,332 and $82,397 to Webdigs, Inc. As of October 31, 2011, advances to RealBiz 360 Enterprise (Canada), Inc. totaled $201,660 and $nil to Webdigs, Inc.

NOTE 7: LOANS PAYABLE

During the fiscal years ended October 31, 2010, 2011, and 2012, Acknew, along with one of its officers, made interest-free operating loans to RealBiz 360 Enterprise (Canada), Inc. and RealBiz Holdings, Inc. As of October 31, 2011, these loans, in aggregate, totaled $369, 040. As part of the Acknew Purchase Agreement, in addition to other consideration, portions of these obligations were retired. As of October 31, 2012, the remaining obligation to Acknew totaled $50,000.

	October 31, 2012	October 31, 2011
Acknew loans	$50,000	$369,040
Total accounts payable and accrued liabilities	$50,000	$369,040

F-11

NOTE 8: SHARE-BASED COMPENSATION

The Company recognizes compensation expense for stock option grants over the requisite service period for vesting of the award.

Stock Options consist of the following for the years ended October 31, 2012 and 2011, after taking into account a 200 for 1 reverse stock split:

Weighted
		Weighted		average
		average	Aggregate	remaining
	Number of	exercise	intrinsic	contractual
	options	price	value	term (years)

Outstanding at October 31, 2010	4,000	$50.00	$-	2.54
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-

Outstanding at October 31, 2011	4,000	50.00	-	1.54
Granted	-	-	-	-
Exercised	-	-	-	-
Forfeited	-	-	-	-

Outstanding at October 31, 2012	4,000	$50.00	$-	0.54

The aggregate intrinsic value in the table above represents the difference between the closing stock price on October 31, 2012 and the exercise price, multiplied by the number of in-the-money options that would have been received by the option holders had all option holders exercised their options on October 31, 2012.  There were no options exercised during the years ended October 31, 2012 and 2011.

Stock Warrants

As of October 31, 2011, the Company has 200,000 warrants outstanding with the exercise price of $0.30. The warrants expired on December 12, 2011. No additional warrants were issued in during the twelve months ended October 31, 2012.

NOTE 9: SHAREHOLDERS’ EQUITY

As of October 31, 2010, the Company had 125,000,000 shares of common stock authorized with a par value of $0.001, with another 125,000,000 authorized shares designated as common or preferred stock. On May 17, 2012, the Company effectuated a 1 for 200 reverse stock split for its common stock shares. Adjusted for the stock split, the Company has 625,000 shares of common stock authorized with a par value of $0.001.

Common Stock

On October 9, 2012 the Company recapitalized by being acquired by a public company which resulted in a deemed issuance of 383,009 shares of common stock to the original shareholders of the public entity, a deemed issuance of 7,000,000 Preferred Series A voting shares to the original shareholders of the public entity, and a new issuance of 93,000,000 Preferred Series A voting shares. Total net liabilities of $977,575 were assumed in the recapitalization.

Preferred Stock Series A

As of October 31, 2012 and 2011, the Company had 100,000,000 shares of Series A Preferred stock issued and outstanding respectively. The Preferred shares were issued pursuant to the recapitalization and share exchange (Note1). The preferred shares were issued at $.001 par, bear dividends at an annual rate of 10% per annum payable on a quarterly basis when declared by the board of directors. Dividends shall accrue whether or not they have been declared by the board. At the election of the Company, Preferred Dividends may be converted into Series A Stock, with each converted share having a value equal to the Market Price per share, subject to adjustment for stock splits. In order to exercise such option, the Company shall deliver written notice to the holder.

Each share of Series A Stock shall be convertible at the option of the holder thereof at any time into a number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price then in effect. The initial conversion price for the Series A Stock shall be equal to $0.05 per share.

As a result of push-down accounting applied in October 2012 (See Note 1) the Company recorded $5,016,506 of additional paid-in-capital.

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NOTE 10: RELATED PARTY TRANSACTIONS

Due to - Minority Stockholder

The Company’s former principal advertising agency/website developer was owed $615,264 at October 31, 2012 and 2011, respectively. The two principals of this advertising company are also minority stockholders in the Company - holding approximately 1.6% of the Company’s outstanding shares at October 31, 2012.

Due to Officers

As of October 31, 2012 and October 31, 2011, the Company was indebted to certain related parties for amounts totaling $69,327 and $3,578, respectively, for deferred salary and unreimbursed business expenses. All of the indebtedness represented non-interest bearing payables due on demand. These amounts have been included in Accounts Payable and Accrued Liabilities on our consolidated balance sheets.

NOTE 11: INCOME TAXES

The Company accounts for income taxes taking into account deferred tax assets and liabilities which represent the future tax consequences of the differences between financial statement carrying amounts of assets and liabilities versus the tax basis of assets and liabilities. Under this method, deferred tax assets are recognized for deductible temporary differences, and operating loss and tax credit carryforwards. Deferred liabilities are recognized for taxable temporary differences. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The impact of tax rate changes on deferred tax assets and liabilities is recognized in the year the change is enacted.

The provision (benefit) for income taxes consists of the following for the years ended October 31:

	2012	2011

Current	$-	$-
Deferred	-	-

Provision for income taxes	$-	$-

The provision for income taxes varies from the statutory rate applied to the total loss as follows for the years ended October 31:

	2012	2011

Federal income tax benefit at statutory rate (35%)	$(337,127)	$(333,711)
State taxes, net of federal benefit	(43,626)	(43,184)
Effect of Canadian tax rates	89,687	107,094
Nondeductible expenses	3,171	5,426

Change in valuation allowance	287,895	264,375

Provision for income taxes	$-	$-

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Significant components of the Company’s estimated deferred tax balances at October 31, 2012 and 2011 consist of:

Deferred tax assets (liabilities)
Net operating loss carryforwards (U.S.)	$100,986	$33,655
Net operating loss carryforwards (Canada)	423,882	230,720
Accrued Salaries	27,402	-

Net deferred tax assets	552,270	264,375
Valuation allowance	(552,270)	(264,375)

Provision for income taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences will become deductible. The Company considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The Company has recorded a full valuation allowance against its net deferred tax assets because it is not currently able to conclude that it is more likely than not that these assets will be realized. The amount of deferred tax assets considered to be realizable could be increased in the near term if estimates of future taxable income during the carryforward period are increased. The valuation allowance increased by $287,895 during the fiscal year ended October 31, 2012.

The Company has a total net operating loss carryforward of approximately $1,825,000, of which approximately $255,000 relates to domestic entities and $1,570,000 relates to wholly owned Canadian subsidiaries. Net operating loss carryforwards expire through 2032. Under the Internal Revenue Code Section 382 (IRC 382) and the Canadian Tax Act, certain stock transactions which significantly change ownership, including the sale of stock to new investors, the exercise of options to purchase stock, or other transactions between shareholders could limit the amount of net operating loss carryforwards that may be utilized on an annual basis to offset taxable income in future periods.

NOTE 12: FAIR VALUE MEASUREMENT AND DISCLOSURE

The Company has adopted ASC 820, Fair Market Measurement and Disclosures including the application of the statement to non-recurring, non-financial assets and liabilities. The adoption of ASC 820 did not have a material impact on the Company’s fair value measurements. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy, which prioritizes the inputs used in measuring fair value into three broad levels as follows:

Level 1-	Quoted prices in active markets for identical assets or liabilities.
Level 2-	Inputs, other than the quoted prices in active markets that are observable either directly or indirectly.
Level 3-	Unobservable inputs based on the Company’s own assumptions,

Fair Value Measurements at October 31, 2011 and 2012 respectively using:

Description	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total

Cash Equivalents	$111,237	$-	$-	$111,237
October 31, 2011	$111,237	$-	$-	$111,237
Cash Equivalents	$36,408	$-	$-	$36,408
October 31, 2012	$36,408	$-	$-	$36,408

NOTE 13: SUBSEQUENT EVENTS

Pursuant to FASB ASC 855, management has evaluated all events and transactions that occurred from November 1, 2012 through the date of issuance of the financial statements. During this period we did not have any significant subsequent events, except as disclosed below:

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